UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2023

Kaspien Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

New York	0-14818	14-1541629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216

(Address of Principal Executive Offices, and Zip Code)

(509) 900-6287

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	KSPN	NASDAQ

Item 1.01.	Entry into a Material Definitive Agreement

On June 6, 2023, Kaspien Inc. (“Kaspien”), a wholly-owned subsidiary of Kaspien Holdings Inc. (the “Company”), and Channel Key, LLC (“Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Kaspien sold substantially all of the assets of and certain of the liabilities relating to Kaspien’s agency business model through which Kaspien provides support services for account management, media planning, media analytics, search strategy, business planning, and data reporting to its partners (the “Business” and the transaction, the “Transaction”).  The Transaction closed on June 6, 2023.

The consideration for the sale consisted of the base purchase price of $200,000, paid in cash, plus the assumption of certain liabilities. Kaspien will also be entitled to an earnout payment equal to 50% of the Total Revenue that Buyer earns for each quarter in the 12-month period immediately following the closing of the Transaction, up to a maximum aggregate amount of $550,000.  “Total Revenue” will be an amount equal to the quarterly retainer received by Buyer pursuant to each of the purchased assets, plus the quarterly commission received by Buyer pursuant to each of the purchased assets.

The parties to the Asset Purchase Agreement have each made customary representations and warranties in the Asset Purchase Agreement, and have agreed to indemnify each other for breaches of such representations and warranties, subject to certain specified limitations.

The Asset Purchase Agreement and the foregoing description has been included to provide the Company’s stockholders with information regarding its terms and is not intended to provide any other factual information about the parties to the Transaction. The Asset Purchase Agreement contains representations and warranties by each of the parties to the Asset Purchase Agreement, which are made solely for the benefit of the other parties to the Asset Purchase Agreement. The representations and warranties in the Asset Purchase Agreement (i) are not intended to be treated as categorical statements of fact but rather as a way of allocating risk to one of the parties if any such representation or warranty proves to be inaccurate, (ii) may be subject to standards of materiality applicable to the parties to the Asset Purchase Agreement that differ from what might be viewed as material to shareholders of such party and (iii) were made only as of the date of the Asset Purchase Agreement or such other date or dates as may be specified in the Asset Purchase Agreement. The Company’s stockholders should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties to the Transaction.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of June 6, 2023 by and among Kaspien Inc. and Channel Key, LLC.*

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document)

*
Schedules, annexes and exhibits attached to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Kaspien Holdings Inc will furnish the omitted items to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2023	Kaspien Holding Inc.

	By:	/s/ Edwin Sapienza
Name: Edwin Sapienza
Title: Chief Financial Officer